UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2008

Velcera, Inc.
(Exact Name of registrant as specified in its charter)

Delaware	000-51622	20-3327015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Township Line Road, Suite 170
Yardley, Pennsylvania 19067
(Address of Principal Executive Offices) (Zip Code)

(267) 757-3600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Departure of a Director:
Effective as of March 18, 2008, Velcera, Inc. (the “Company”) accepted the resignation of Kevin Vasquez from his positions as director on the board of directors of the Company (the “Board”) and member of the audit committee. Effective as of March 18, 2008, the Company appointed Dr. Jason Stein to serve on the audit committee, replacing the open position from Mr. Vasquez’s departure.

In connection with Mr. Vasquez’s departure, the Company immediately accelerated the vesting of stock options held by Mr. Vasquez to purchase 60,000 shares of the Company’s common stock at the exercise price set forth in his Stock Option Agreements.

Change in Officer Compensation:
On March 18, 2008, the following officers of the Company voluntarily agreed to reduce their compensation by 10% beginning April 1, 2008:

Name	Previous Compensation	Adjusted Compensation
Dennis F. Steadman	$275,000	$247,500
Matthew C. Hill	$205,000	$184,500
Antonio M. Benitz	$240,000	$216,000
David M. Petrick	$155,000	$139,500

Indemnification Agreements:
The Board approved and the Company entered into indemnification agreements for each of the following officers and directors:

Dr. John M. Preston	Chairman
Dennis F. Steadman	Director, President and Chief Executive Officer
Manya S. Deehr	Director
Joshua A. Kazam	Director
Dr. Jason Stein	Director
Kevin R. Vasquez	Director
Harold L. Zuber, Jr	Director
Matthew C. Hill	Chief Financial Officer
Dr. Antonio M. Benitz	Vice President of Research and Development
Dr. David M. Petrick	Vice President of Regulatory Affairs

A copy of a form of the indemnification agreement is attached hereto and incorporated by reference herein as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.  Description
10.1   Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELCERA, INC.

Date: March 19, 2008	By:	/s/ Mathew C. Hill
Mathew C. Hill
Title: Chief Financial Officer